UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 16, 2018

WMIH Corp.
(Exact name of registrant as specified in its charter)

001-14667
(Commission File Number)

Delaware	91-1653725
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

8950 Cypress Waters Boulevard Coppell, Texas	75019
(Address of principal executive offices)	(Zip Code)

(469) 549-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.
On August 16, 2018, WMIH Corp. (“WMIH”) issued a press release announcing a proposed reverse stock split. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.
IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT
This communication may be deemed to be solicitation material in connection with the proposal to be submitted to WMIH’s stockholders at a special meeting seeking approval to effect a reverse stock split, a reduction in the number of authorized shares of its common stock and an increase in the par value of its common stock (collectively, the “Reverse Split Proposal”). In connection with the Reverse Split Proposal, WMIH intends to file a preliminary proxy statement on Schedule 14A with the SEC. Any definitive proxy statement will also be sent to WMIH stockholders seeking any required stockholder approval. Before making any voting decision, investors and security holders of WMIH are urged to carefully read the entire proxy statement when it becomes available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the Reverse Split Proposal. The documents filed by WMIH with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by WMIH may be obtained free of charge from WMIH at www.wmih-corp.com. Alternatively, these documents, when available, can be obtained free of charge from WMIH upon written request to WMIH Corp., 8950 Cypress Waters Blvd, Coppell, TX 75019, Attention: Corporate Secretary, or by calling (469) 549-2000.
WMIH and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from WMIH stockholders in favor of the approval of Reverse Split Proposal. Information regarding WMIH’s directors and executive officers is contained in WMIH’s Annual Report on Form 10-K for the year ended December 31, 2017, its Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018, its Current Report on Form 8-K dated July 31, 2018 and its Proxy Statement on Schedule 14A, dated May 31, 2018, which are filed with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement and other relevant documents filed with the SEC when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, WMIH's expectations or predictions of future financial or business performance or conditions. All statements other than statements of historical or current fact included in this press release that address activities, events, conditions or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business and these statements are not guarantees of future performance. Forward-looking statements may include the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “strategy,” “future,” “opportunity,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed in documents WMIH has filed or will file from time to time with the SEC. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. These forward-looking statements are expressed in good faith, and WMIH believes there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and WMIH is not under any obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, except as required by law. Readers should carefully review the statements set forth in the reports that WMIH has filed or will file from time to time with the SEC.

In addition to factors previously disclosed in WMIH’s reports filed with the SEC and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the possibility that stockholder approval for the amendment to effect the reverse stock split, the authorized share reduction and the increase in par value will not be obtained; the possibility that the reverse stock split, the authorized share reduction and the increase in par value may not have its intended effects; and the possibility that factors unrelated to the reverse stock split, the authorized share reduction and the increase in par value may impact the per share trading price of WMIH’s common stock.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit
99.1	Press Release of WMIH, dated August 16, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMIH CORP.

Date: August 16, 2018        By:    /s/ Amar Patel
Name: Amar Patel
Title: Chief Financial Officer